UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Watson Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 3, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Watson Pharmaceuticals, Inc. The meeting will be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California on Friday, May 5, 2006 at 9:00 a.m. local time.

The Secretary’s Notice of Meeting and the Proxy Statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the company.

We appreciate your continued interest and support as a Watson Pharmaceuticals, Inc. stockholder. We hope that you will be able to attend the meeting in person and we look forward to seeing you. For your convenience, we are also offering a webcast of the meeting. The webcast will be available by accessing www.watsonpharm.com shortly before the meeting time. You may also listen to a replay of the webcast on our website beginning May 6, 2006.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, even if you plan to attend the meeting. Stockholders of record may revoke their proxy and vote in person at the annual meeting.

Sincerely,

Allen Chao, Ph.D.
Chairman of the Board,
President and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2006

Notice of Annual Stockholders’ Meeting:

You are hereby notified that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Watson Pharmaceuticals, Inc. (the “Company”) will be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time, on Friday, May 5, 2006, for the following purposes:

1.                 To elect three (3) directors to hold office until the 2009 Annual Meeting or until their respective successors are duly elected and qualified.

2.                 To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                 To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on March 23, 2006 will be entitled to notice of and to vote at the Meeting or any adjourned meeting thereof. Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Meeting.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, even if you plan to attend the meeting. Stockholders of record may revoke their proxy and vote in person at the annual meeting.

By Order of the Board of Directors

David A. Buchen,
Secretary
Corona, California
April 3, 2006

TABLE OF CONTENTS

VOTING RIGHTS AND SOLICITATION OF PROXIES	1
PROPOSAL NO. 1—ELECTION OF DIRECTORS	2
DIRECTORS’ COMPENSATION	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
BENEFICIAL OWNERSHIP OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS	10
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	16
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	21
REPORT OF THE AUDIT COMMITTEE	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
STOCKHOLDERS’ PROPOSALS FOR THE 2007 ANNUAL MEETING	24
OTHER BUSINESS	24

i

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2006

PROXY STATEMENT

General

This Proxy Statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (“Watson” or the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time on May 5, 2006 for the purposes set forth in the accompanying Notice of Annual Stockholders’ Meeting. This Proxy Statement, the enclosed form of proxy, and the Company’s 2005 Annual Report to Stockholders are being mailed to stockholders on or about April 3, 2006.

Stockholders of record at the close of business on March 23, 2006 (the “record date”) are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 111,359,405 shares of the Company’s common stock, par value $.0033 per share (the “Common Stock”), of which 9,399,836 were held by the Company as treasury shares. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

VOTING RIGHTS AND SOLICITATION OF PROXIES

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company, who will receive no additional consideration for such services. Brokers, custodians, nominees and other stockholders of record will forward copies of the proxy statement and voting instructions to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the stockholders of record, will reimburse brokers, custodians and nominees for their reasonable expenses.

Votes cast by proxy (including through the Internet or by telephone) or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of Common Stock outstanding and entitled to vote at a meeting of stockholders is necessary in order to constitute a quorum for the conduct of business at the Meeting. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote (i.e. “broker non-votes”), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum.

A properly executed proxy will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted FOR the election of all three nominees named under the caption “Election of Directors” as set forth therein as directors of the Company and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

A stockholder of record may revoke his or her proxy in one of three ways at any time before the proxy is voted at the Meeting. First, the stockholder may send a notice in writing to the Secretary of the Company revoking the proxy. Second, the stockholder may attend the Meeting in person and vote. Third, the stockholder may execute a proxy with a later date and deliver it to the Secretary of the Company before the voting at the Meeting. Such notices and new proxies should be sent to Watson Pharmaceuticals, Inc., Corporate Secretary, 311 Bonnie Circle, Corona, California 92880. Persons who hold their shares through a bank or brokerage firm may revoke their proxy by following the requirements of their bank or broker, or may vote in person at the Meeting by obtaining a legal proxy from their bank or broker.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 6:00 a.m. PDT on May 5, 2006. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding.”  Under this practice, stockholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and prefer to receive separate copies of our proxy materials, please mail your request to Watson Pharmaceuticals, Inc., Investor Relations, 311 Bonnie Circle, Corona, California 92880.

Information on the Company’s website, other than our Proxy Statement and form of Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the Board of Directors will be divided into three classes. One class is elected each year for a three-year term, expiring at the Company’s annual meeting of stockholders. At the Meeting, three directors, who will comprise the Class II directors, are to be elected to serve until the 2009 annual meeting or until their successors are duly elected and qualified. Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions will not affect the outcome of the election of directors. In addition, the election of directors is a matter on which a broker or other nominee generally has discretionary voting authority, and thus broker non-votes will likely not result from this proposal. Broker non-votes, if any, will not affect the outcome of the election of directors. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following three current directors of the Company for election as Class II directors: Ronald R. Taylor, Andrew L. Turner and Jack Michelson. Messrs. Taylor, Turner and Michelson were elected by the stockholders to their present term. The Class III directors: Allen Chao, Ph.D., Michel J.

Feldman and Fred G. Weiss are scheduled to serve as directors until the 2007 Annual Meeting. The Class I directors, Michael J. Fedida, Albert F. Hummel and Catherine Klema are scheduled to serve as directors until the 2008 Annual Meeting. There are no vacant positions on the Board of Directors.

Information about the nominees for director and our directors, whose term of office will continue after the Meeting, is set forth in the following paragraphs and is based on information provided to the Company as of March 23, 2006.

Nominees for Election at the Meeting:

Jack Michelson	Director since 2002

Jack Michelson, age 71, has been a director of the Company since February 11, 2002 and was a consultant to the Company from February 2001 to June 2003. Mr. Michelson served as an officer of G.D. Searle & Co., a pharmaceutical company, for twenty-four years, of which Mr. Michelson was Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981.

Ronald R. Taylor	Director since 1994

Ronald R. Taylor, age 58, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Red Lion Hotels, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital, a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise Partners Venture Capital from April 1998 to March 2001. Mr. Taylor is a limited partner of several Enterprise Partners funds. Mr. Taylor was also a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002.

Andrew L. Turner	Director since 1997

Andrew L. Turner, age 59, currently serves as Chairman of the Board of EnduraCare Therapy Management, Inc. (formerly known as EnduraCare, LLC), a provider of rehabilitation and therapy management services founded by Mr. Turner in 2000. Mr. Turner has also been a director of The Sports Club Company, Inc., an upscale workout company, since September 1994. From 1989 until August 2000, Mr. Turner served as Chairman of the Board and Chief Executive Officer of Sun Healthcare Group, Inc., a health care services provider.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the election of all three nominees.

Directors whose Terms Expire at the 2007 Meeting:

Allen Chao, Ph.D.	Director since 1985

Allen Chao, Ph.D., age 60, a co-founder of Watson, has been our Chief Executive Officer since 1985, Chairman since May 1996 and President since November 2004. Dr. Chao also served as our President from February 1998 to October 2002. Dr. Chao serves on the Board of Directors of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company, which is fifty percent owned by Watson. He also serves on the Board of Directors of Accuray, Inc., a developer of medical devices for the treatment of cancers. Dr. David Hsia, the Company’s Senior Vice President, Scientific Affairs, is Dr. Chao’s brother-in-law.

Michel J. Feldman	Director since 1985

Michel J. Feldman, age 63, is a member of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D’Ancona & Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, Seyfarth Shaw LLP merged with D’Ancona & Pflaum LLC. From time to time, Seyfarth Shaw LLP provides legal services to the Company. Mr. Feldman also served as the Secretary of the Company from 1995 to 1998 and Acting Secretary and Interim General Counsel from May 2002 to November 2002.

Fred G. Weiss	Director since 2000

Fred G. Weiss, age 64, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also an Independent Chairman of the Board and Chairman of the Audit Committee of numerous Merrill Lynch-sponsored mutual funds. Mr. Weiss is also a director and Chairman of the Audit Committee of BTG International, plc, a London Stock Exchange traded company.

Directors whose Terms Expire at the 2008 Meeting:

Michael J. Fedida	Director since 1995

Michael J. Fedida, age 59, a registered pharmacist, has served for the past twenty-six years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J Saint Michael’s Pharmacy from 2005 to present; J&J Pharmacy and Classic Pharmacy from 1987 to present; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. (“Circa”), from 1988 to 1995, at which time Circa was acquired by the Company. Mr. Fedida has been a Director of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, since April 2004.

Albert F. Hummel	Director since 1986

Albert F. Hummel, age 61, has been a director of the Company since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998.

Catherine M. Klema	Director since 2004

Catherine M. Klema, age 47, has been a director of the Company since March 2004. Ms. Klema is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised the Company on investment banking matters. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema has been a Director of Pharmaceutical Product Development, Inc., a global contract research organization, since 2000.

Board Independence

On an annual basis the Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. The Board of Directors has determined that a majority of its directors has no direct or indirect material relationship with the Company (other than as a director of the Company) and such directors are independent within the meaning of the independence standards promulgated by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Specifically, in January 2006, the Board determined, based on the NYSE standards for independence and the Company’s Director Independence Standards, that Michael Fedida, Michel Feldman, Albert Hummel, Catherine Klema, Jack Michelson, Ronald Taylor, Andrew Turner and Fred Weiss, or eight out of the nine directors, had no material relationship with the Company and are independent directors. Dr. Chao was determined to be not independent, in part, because he is the Company’s President and Chief Executive Officer and Dr. David Hsia, the Company’s Senior Vice President, Scientific Affairs, is Dr. Chao’s brother-in-law. A copy of the Company’s Director Independence Standards is attached hereto as Appendix A.

Executive Sessions

We schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Nominating and Corporate Governance Committee presides at these meetings.

Communications with the Board of Directors

Any stockholder wishing to contact the Board of Directors, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee
c/o Corporate Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its committees, or that the Corporate Secretary otherwise determines requires Board attention.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. The Nominating and Corporate Governance Committee looks for candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and (c) have a reputation for integrity and satisfy the independence requirements of the New York Stock Exchange, the Company’s Director Independence Standards and applicable law. The Nominating and Corporate Governance Committee’s goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to maximize stockholder value in a manner consistent with all legal requirements and the highest ethical standards. The Nominating and Corporate Governance Committee’s Charter and the Company’s Corporate Governance Guidelines, which are published on our website at http://www.watsonpharm.com under the Investors section, set forth in further detail the criteria that guide the Committee in assessing potential candidates for the Board of Directors.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s contributions to the Board and the Committees on which such person serves, participation in and attendance at meetings, and any changes in employment status, health, community activity or other factors may affect the director’s continuing contributions to the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee initially evaluates a candidate for nomination to the Board based on information supplied by the party recommending the candidate and any additional public information that may be available. If the initial evaluation is favorable, the Nominating and Corporate Governance Committee gathers additional information on the candidate’s qualifications, availability, probable level of interest and any potential conflicts of interest. If the subsequent evaluation is also favorable, the Nominating and Corporate Governance Committee contacts the candidate directly to better determine each party’s level of interest in pursuing the candidacy and checks the candidate’s references. If, after discussions and meetings, the candidate and the Nominating and Corporate Governance Committee establish a mutual interest in pursuing the candidacy, the Committee makes a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable). The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly submitted by stockholders.

Stockholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy statement; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates.

Board Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held eleven meetings and executed six unanimous written consents in lieu of meetings. Each director attended at least 75% of all Board of Directors and applicable Committee meetings. The Company does not have a policy with regard to board members’ attendance at annual meetings. All members of the board attended the Company’s 2005 Annual Meeting of Stockholders.

Committee Meetings

The Board of Directors has created four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Compliance Committee. The Board of Directors has adopted a charter for each of the four committees. The current Audit Committee charter, which was revised in March 2004, was included as an appendix to the Company’s proxy statement sent to stockholders in connection with the annual meeting of stockholders held May 17, 2004. The charters for each committee and other materials related to corporate governance are available under the Investors section of our website at http://www.watsonpharm.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

The Audit Committee

The Company has an Audit Committee composed of Catherine M. Klema, Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent” and meet the requirements of the NYSE listing standards and the rules and regulations of the SEC. The Board of Directors has determined that all of the current members of the Audit Committee satisfy the requirements of a “financial expert” within the meaning of the SEC rules, and have accounting or related financial management expertise required under the NYSE listing standards. The functions of the Audit Committee and its activities during fiscal 2005 are described below under the heading “Report of the Audit Committee.”  The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of PricewaterhouseCoopers LLP (including resolution of disagreements between management and PricewaterhouseCoopers LLP regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2005, the Audit Committee met six times and executed one unanimous written consent in lieu of a meeting.

The Board of Directors and Audit Committee will take appropriate action, including reviewing and reassessing the adequacy of the Audit Committee charter annually and periodically, as appropriate, and as conditions dictate.

The Compensation Committee

The Company has a Compensation Committee composed of Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss. Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The primary purpose of the Compensation Committee is to review, approve and evaluate director and senior executive compensation plans, policies and programs for the Company. The Compensation Committee met nine times and executed three unanimous written consents in lieu of meetings during the fiscal year ended December 31, 2005.

The Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee composed of Ronald R. Taylor, Andrew L. Turner and Fred G. Weiss. Mr. Turner serves as the Chairman of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The key functions of the Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or reelection as directors of the Board and Board of Directors’ committees, ensure that the size and composition of the Board of Directors, its committees, and the Company’s Charter and Bylaws are structured in a way that best serves the Company’s practices and objectives, develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, and oversee the evaluation of the Board of Directors and senior management. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2005.

The Regulatory Compliance Committee

The Company has a Regulatory Compliance Committee composed of Michael J. Fedida, Albert F. Hummel, Michel J. Feldman and Jack Michelson. Mr. Michelson serves as the Chairman of the Regulatory and Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board’s oversight responsibilities regarding the Company’s compliance with applicable regulatory requirements related to product safety and quality and environmental, health and safety matters. The Regulatory Compliance Committee met three times during the fiscal year ended December 31, 2005.

Corporate Governance

The Board of Directors of the Company has adopted Corporate Governance Guidelines. The guidelines address the make-up and functioning of the Board of Directors and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

The Board of Directors has also adopted a Code of Conduct. The Code of Conduct applies to all of our Board members and all of our officers and employees. The code sets forth and summarizes certain policies of the Company related to legal compliance and ethical business practices. The code is intended to comply with the standards set forth in Section 303A.10 of the NYSE’s Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, will be promptly posted on our website at http://www.watsonpharm.com.

You can find links to the Corporate Governance Guidelines and the Code of Conduct and other materials under the Investors section of our website at http://www.watsonpharm.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

DIRECTORS’ COMPENSATION

All members of the Board of Directors who are not full-time employees of the Company received a director’s fee of $40,000 for 2005. In addition, in 2005 directors were paid $1,500 for each Board of Directors’ meeting personally attended and $500 for each meeting attended telephonically. Directors were also paid $1,000 for each Committee meeting personally attended and $500 for each Committee meeting attended telephonically. Additionally, the Chairman of each of the Compensation Committee, the Regulatory Compliance Committee and the Nominating and Corporate Governance Committee received an annual fee of $5,000. The Chairman of the Audit Committee received an annual fee of $8,000. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Michel J. Feldman’s law firm receives his director’s fees.

In June 2005, each non-employee director elected or re-elected at the annual stockholder’s meeting, received non-statutory options to purchase 5,000 shares of the Common Stock of the Company and 1,667 shares of restricted stock (the “Grants”). The purchase price of the options is equal to 100% of the fair market value of the Common Stock on the date of the option grant. The options vest and become exercisable one year from the date of grant and the restricted stock vests one year from the date of grant, subject to continued service on the Board. The options remain exercisable for the shorter of the 10 year term or two years after cessation as a Board member.

The following table sets forth the restricted stock and stock options granted under the Company’s 2001 Incentive Award Plan, as amended (the “Incentive Award Plan”), to non-employee directors of the Company from January 1, 2005 to December 31, 2005:

Name	Number of Shares of Restricted Stock Granted	Number of Shares Underlying Options Granted	Options Exercise Price Per Share	Date of Grant
Michael J. Fedida	1,667	5,000	$30.12	6/29/05
Albert F. Hummel	1,667	5,000	$30.12	6/29/05
Catherine M. Klema	1,667	5,000	$30.12	6/29/05

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2005 fiscal year all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with and timely filed.

BENEFICIAL OWNERSHIP OF STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 23, 2006, the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, and the amount of Common Stock beneficially owned by each of the directors and Named Executive Officers (as defined under “Executive Compensation”) of the Company, and by all directors and executive officers (including Named Executive Officers) of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
The TCW Group., on behalf of the TCW Business Unit	6,110,995	(2)	5.99%
865 South Figueroa Street Los Angeles, California 90017
Directors and Named Executive Officers
Allen Chao, Ph.D.	5,102,045	(3)	4.93%
Michael J. Fedida.	70,267	(4)	*
Michel J. Feldman	81,000	(5)	*
Albert F. Hummel.	473,513	(6)	*
Catherine M. Klema.	13,367	(7)	*
Jack Michelson.	42,000	(8)	*
Ronald R. Taylor	60,000	(8)	*
Andrew L. Turner.	60,000	(8)	*
Fred G. Weiss	61,000	(9)	*
David A. Buchen	103,817	(10)	*
Charles D. Ebert, Ph.D.	157,777	(11)	*
James A. Nash	9,667	(12)	*
Charles P. Slacik	82,167	(13)	*
All current directors and executive officers of the Company (16) persons	8,397,544	(14)	8.05%

*                    Represents less than 1%

(1)          Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table. As of March 23, 2006, 111,359,405 shares of Common Stock were issued and outstanding, of which 9,399,836 were held by the Company as treasury shares. The Company has not included these treasury shares for purposes of calculating percent of class.

(2)          According to a Schedule 13G filed with the SEC on February 9, 2006 by The TCW Group, Inc., on behalf of The TCW Business Unit. The TCW Business Unit is deemed to be the beneficial owner of 6,110,995 shares, has shared power to dispose of all shares held by it, has sole power to vote none of such shares and has shared power to vote all of such shares. The TCW Group, Inc. is a parent holding company with subsidiaries including the Trust Company of the West, TCW Asset Management Company and TCW Investment Company. The TCW Business Unit is primarily engaged in the provision of investment management services.

(3)           Includes 1,420,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006, 1,418,661 shares of Common Stock held by Allen Chao Interests, Ltd., a partnership in which Dr. Chao is a controlling partner, 959,083 shares of Common Stock held by MAL Investment

Company, a corporation of which Dr. Chao is a controlling stockholder, 883,468 shares of Common Stock held by the Allen Chao and Lee Hwa Chao Family Trust, 387,500 shares of Common Stock and 33,333 unvested shares of restricted Common Stock held by Dr. Chao.

(4)           Includes 60,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006, 8,600 shares of Common Stock and 1,667 unvested shares of restricted Common Stock held by Mr. Fedida.

(5)           Includes 80,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 and 1,000 shares of Common Stock held by Ercelle Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(6)           Includes 60,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006, 147,846 shares of Common Stock and 1,667 unvested shares of restricted Common Stock held by Mr. Hummel and options to purchase 264,000 shares of Common Stock, which Mr. Hummel acquired from Dr. Alec Keith (a former director of the Company).

(7)           Includes 11,700 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 and 1,667 unvested shares of restricted Common Stock held by Ms. Klema.

(8)           Represents shares of Common Stock subject to options exercisable within 60 days of March 23, 2006.

(9)           Includes 60,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 and 1,000 shares of Common Stock held by Mr. Weiss.

(10)     Includes 102,150 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 and 1,667 unvested shares of restricted Common Stock held by Mr. Buchen.

(11)     Includes 154,154 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006, 293 shares of Common Stock and 1,330 unvested shares of restricted Common Stock held by Dr. Ebert.

(12)     Includes 8,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 and 1,667 unvested shares of restricted Common Stock held by Mr. Nash.

(13)     Includes 64,000 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006, 16,500 shares of Common Stock and 1,667 unvested shares of restricted Common Stock held by Mr. Slacik.

(14)     Includes 2,416,604 shares of Common Stock subject to options exercisable within 60 days of March 23, 2006 for all executive officers and directors as a group.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 of those persons who were, at December 31, 2005 (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 who were serving as executive officers at the end of the 2005 fiscal year, and (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2005 fiscal year (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
				Restricted	Securities
				Stock	Underlying
	Annual Compensation			Awards(8)	Options	All Other
Name and Principal Position	Year	Salary	Bonus(7)	($)	(#)	Compensation
Allen Chao, Ph.D.	2005	$ 937,692	$ 180,000	1,003,990	100,000	$ 14,426
Chairman of the Board, President and	2004	937,695	0	—	200,000	20,126
Chief Executive Officer(1)(2)(3)	2003	890,000	970,000	—	100,000	18,727
David A. Buchen	2005	$ 353,724	$ 60,000	58,528	5,000	$ 7,609
Senior Vice President, General	2004	322,708	38,604	—	17,000	9,176
Counsel and Secretary(1)(2)(3)(4)	2003	275,000	107,811	—	8,000	8,113
Charles D. Ebert, Ph.D.	2005	$ 394,475	$ 59,116	46,696	4,000	$ 9,067
Senior Vice President, Research and	2004	369,861	36,762	—	17,000	10,948
Development(1)(2)(3)	2003	365,817	130,734	—	8,000	10,638
James A. Nash	2005	$ 365,508	$ 68,500	58,528	5,000	$ 5,440
Executive Vice President,	2004	131,538	38,604	—	40,000	35,348
Technical Operations(1)(2)(5)	2003	—	—	—	—	—
Charles P. Slacik	2005	$ 465,663	$ 65,000	58,528	5,000	$ 9,066
Executive Vice President and	2004	458,654	50,400	—	20,000	32,450
Chief Financial Officer(1)(2)(6)	2003	294,231	140,937	—	100,000	37,008

(1)          For 2005, perquisites have been excluded. The aggregate value of these perquisites did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus for any Named Executive Officer. Salary for 2005 includes cash paid in lieu of vacation to the Named Executive Officers (except for Mr. Nash) as follows: Dr. Chao, $17,692; Mr. Buchen, $6,895; Dr. Ebert, $7,519; and Mr. Slacik, $8,913. All Other Compensation for 2005 includes: (i) contributions under the Company’s 401(k) plan as follows: Dr. Chao, $6,757; Mr. Buchen, $6,821; Dr. Ebert, $7,030; Mr. Nash, $1,926; and Mr. Slacik, $6,636; and (ii) group life insurance coverage as follows: Dr. Chao, $7,669; Mr. Buchen, $788; Dr. Ebert, $2,037; Mr. Nash, $3,514; and Mr. Slacik, $2,430.

(2)          Dr. Chao, Mr. Buchen, Dr. Ebert, Mr. Nash and Mr. Slacik have entered into employment agreements with the Company. Please refer to “Employment Agreements” below for details.

(3)          Dr. Chao, Dr. Ebert and Mr. Buchen all serve on the Board of Directors of Somerset Pharmaceuticals, Inc., a joint venture which has been 50% owned by the Company since 1995. Any fees paid to Drs. Chao and Ebert and Mr. Buchen for serving on the Board of Somerset were not paid by the Company and, therefore, have not been included in the Summary Compensation Table.

(4)          Mr. Buchen was designated an executive officer of the Company effective May 19, 2003. Salary reported includes the salary paid to Mr. Buchen for the full fiscal year.

(5)          Mr. Nash became an employee and executive officer of the Company effective August 16, 2004. All Other Compensation paid to Mr. Nash in 2004 includes $34,672 for relocation expenses.

(6)          Mr. Slacik became an employee and executive officer of the Company effective May 5, 2003. All Other Compensation paid to Mr. Slacik in 2004 and 2003 includes $17,736 and $36,007, respectively, for relocation expenses.

(7)          Bonuses are paid after the end of the year based on performance for that year (e.g. 2005 bonus reflects amounts earned for 2005 performance).

(8) Amounts shown are the dollar value of the shares of restricted Common Stock, based on the closing market price of Watson common stock on the date of grant. As of December 31, 2005, the unvested shares of restricted common stock and dollar value of such shares based on the closing market price of Watson Common Stock ($32.51) on December 31, 2005 is as follows:  Dr. Chao held 33,333 unvested shares valued at $1,083,656; Mssrs. Buchen, Nash and Slacik each held 1,667 unvested shares valued at $54,194; and Dr. Ebert held 1,330 unvested shares valued at $43,238.

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. Each of the agreements provides for an annual base salary and eligibility to receive a bonus. Target bonuses, if granted, range between 25% and 40% of annual base salary for the Named Executive Officers other than Dr. Chao. Pursuant to the employment agreements, annual increases to base salary and determination of bonuses are at the discretion of the Compensation Committee. Furthermore, stock options and restricted stock may be granted at the discretion of the Compensation Committee and in accordance with the Company’s policies regarding equity incentive grants. Dr. Chao’s annual salary and bonuses, stock option grants and restricted stock awards, if any, are determined by the Compensation Committee. (See “Report of the Compensation Committee on Executive Compensation”).

Each Named Executive Officer’s employment may be terminated at any time with or without cause, or by reason of death or disability, or each Named Executive Officer may voluntarily resign at any time with or without good reason. In the event of termination of employment without cause, or if the Named Executive Officer resigns for good reason, the Company will provide the Named Executive Officer with severance compensation and benefits (“Severance Benefits”). Severance Benefits consist of: (a) a lump sum severance payment, subject to standard withholdings or deductions, in an amount equal to the sum of: (i) twenty-four (24) months of the Named Executive Officer’s then base salary; and (ii) two times the Named Executive Officer’s target bonus to be earned for the year in which termination occurs or two times the bonus amount paid to the Named Executive Officer in the prior year, whichever is greater; (b) continued group health insurance benefits (e.g., medical, dental, vision, etc.) for the Named Executive Officer and the Named Executive Officer’s eligible dependents for a period of up to eighteen (18) months under COBRA, and if the Named Executive Officer is not covered under the Company’s group health insurance plan at the end of eighteen (18) months, the Company will use its best efforts to provide the Named Executive Officer and the Named Executive Officer’s eligible dependents with comparable health insurance coverage for an additional period of up to six (6) months, but the Company shall not be obligated to pay more than one hundred fifty percent (150%) of the cost of COBRA coverage for such comparable coverage; provided, however, that in any event the Company’s obligation to provide any health benefits pursuant to this sentence ends when the Named Executive Officer becomes eligible for health insurance with a new employer; and (c) outplacement services for one year with a nationally recognized service selected by the Company.

In the event of a change of control of the Company, and if the Named Executive Officer is terminated without cause or the Named Executive Officer resigns for good reason within ninety (90) days prior to or twenty-four (24) months following such change of control, the Company will provide to the Named Executive Officer the Severance Benefits and any unvested options held by the Named Executive Officer will become one hundred percent (100%) vested and immediately exercisable as of the date of termination. Additionally, under the terms of the restricted stock agreements for each Named Executive Officer, unvested restricted stock held by a Named Executive Officer is subject to accelerated vesting in such circumstances. Each Named Executive Officer is also entitled to receive a gross-up payment on any payments made to the Named Executive Officer that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”).

Option Grants

The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 2005 to each Named Executive Officer of the Company. No stock appreciation rights were granted to any Named Executive Officer during fiscal 2005.

Option Grants During 2005(1)

	Number of Shares Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted	Year(2)	Per Share	Date	5%	10%
Allen Chao, Ph.D.	100,000	9.32	$ 30.12	6/29/15	$ 1,894,231	$ 4,800,352
David A. Buchen	5,000	.47	$ 35.11	8/12/15	$ 110,402	$ 279,781
Charles D. Ebert, Ph.D.	4,000	.37	$ 35.11	8/12/15	$ 88,322	$ 223,825
James A. Nash	5,000	.47	$ 35.11	8/12/15	$ 110,402	$ 279,781
Charles P. Slacik	5,000	.47	$ 35.11	8/12/15	$ 110,402	$ 279,781

(1)          The options have a 10-year term. The exercise price of the options granted is equal to the fair market value of the Company’s Common Stock on the date of grant. The options vest by one-fourth each year beginning on the first anniversary of the grant date, therefore, becoming 100% vested on the fourth anniversary of the date of grant.

(2)          Based on 1,073,054 options granted by the Company during the year ended December 31, 2005 to employees of the Company, including the Named Executive Officers.

(3)          The assumed annual rates of stock price appreciation of 5% and 10% are set by the SEC’s rules and are not intended as a forecast of possible future appreciation in stock prices. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option period, no value will be realized from the option grants made to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options during the fiscal year ended December 31, 2005, as well as unexercised options held as of the end of such fiscal year:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen Chao, Ph.D.	200,000	$ 2,917,500	1,360,000	240,000	$ 4,704,800	$ 781,200
David A. Buchen	0	0	102,150	34,600	$ 199,148	$ 154,092
Charles D. Ebert, Ph.D.	44,400	$ 259,672	154,154	25,600	$ 50,930	$ 135,512
James A. Nash	0	0	8,000	37,000	$ 39,680	$ 158,720
Charles P. Slacik	0	0	44,000	81,000	$ 167,880	$ 315,520

(1)          Determined by calculating the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of the options.

(2)          Based on the closing sales price of the Common Stock ($32.51) on the New York Stock Exchange on December 30, 2005, minus the exercise price of the in-the-money option, multiplied by the number of shares to which the in-the-money option relates. On December 15, 2005, the Compensation Committee accelerated the vesting of all unvested stock options having an exercise price of $38.00 or greater held by the Company’s employees, including its executive officers. As a result, approximately 1,300,000 options became fully vested, of which approximately 194,200 options were held by the Named Executive Officers. The Compensation Committee believes that the acceleration of such options will enable the Company to avoid recognizing certain stock based compensation expenses associated with the options in connection with the Company’s adoption of SFAS No. 123R on January 1, 2006.

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information
As of December 31, 2005

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	11,193,986	$36.7625	4,131,804
Equity compensation plans not approved by security holders	0	0	0
Total	11,193,986	$36.7625	4,131,804	(2)

(1)          Based on the Company’s 1991 Stock Option Plan, 1995 Non-Employee Directors’ Stock Option Plan and the 2001 Incentive Award Plan, as amended.

(2)          Represents shares available for issuance under the Company’s 2001 Incentive Award Plan, as amended. The 1995 Non-Employee Directors’ Stock Option Plan expired in February 2005. No Securities were issued under the 1995 Non-Employee Directors’ Stock Option Plan after December 31, 2004.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The Compensation Committee was composed of Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss during the fiscal year ended December 31, 2005. None of the members of the Compensation Committee is an employee of the Company. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our board of directors or its compensation committee.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

Role of the Committee

The Compensation Committee of the Board of Directors is responsible for determining the compensation policies for the senior executive officers of the Company, including Dr. Allen Chao, its Chief Executive Officer, and the actual compensation of Dr. Chao, and other senior executive officers of the Company. The Compensation Committee considers the recommendations of the Chief Executive Officer in determining the actual compensation of the senior executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s Amended and Restated 2001 Incentive Award Plan, as approved by our stockholders on May 13, 2005 (the “Incentive Award Plan”).

The Compensation Committee’s Charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the Charter. The Committee’s membership is determined by the Board, upon recommendation of the Nominating and Corporate Governance Committee, and is composed entirely of directors that meet the independence requirements of the NYSE. In addition, the Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee.

Compensation Philosophy

Our compensation philosophy is designed to drive executive performance and create value for our stockholders. The Company’s continued success depends, in large part, on its ability to attract and retain talented senior executives. To this end, the Committee has designed its compensation policies to (i) provide competitive base salaries to attract and retain talented management, (ii) reward executives for individual and corporate performance by linking a substantial portion of total compensation to the achievement of measurable short-term business objectives and corporate financial goals and (iii) align the interests of senior executives with the stockholders through long-term, equity-based incentives.  The Committee believes that a substantial portion of compensation should be tied to the attainment of long- and short-term objectives.

Executive Compensation

Peer Group Review.   From time to time, the Committee conducts a review of the executive compensation paid to similarly situated executives of selected pharmaceutical companies (the “Peer Group”). The Committee reviews the salary data for the average and median levels of compensation. However, the Committee does not rely exclusively on statistical compilations. Certain members of the Peer Group reviewed are considered to be very similar to the Company in terms of market capitalization, length of time as a publicly held company, number of employees, and overall prospects for short- and long-term growth. The compensation paid by these Peer Group companies is given greater weight in setting base compensation. In prior years, the Committee has raised the compensation levels of its senior executives to competitive levels in relation to the other members of the Peer Group.

Elements of Compensation.

The Company’s compensation program for senior executive officers consists of three key elements:

•       Base salary;

•       Annual cash incentive awards that recognize individual and Company performance and are tied to measurable business objectives and corporate financial goals; and

•       Periodic equity awards.

The Compensation Committee considers the recommendations of the Chief Executive Officer in determining the base salaries, adjustments to base salaries, cash incentive awards and equity-based awards for the Company’s senior executive officers, other than the Chief Executive Officer.

Base Salary

A significant component of senior executive officer compensation is base salary. Base salaries for senior executive officers are reviewed annually by the Compensation Committee taking into account a variety of factors, including level of responsibility, individual and team performance, general levels of market and Peer Group salary increases and the Company’s overall financial results. With regard to individual and team performance, we rely to a large extent on the Chief Executive Officer’s evaluation of each individual senior executive’s performance.

Annual Cash Incentive Awards

The purpose of the Company’s annual incentive plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of annual individual, business and operating objectives. These cash incentives are intended to link a substantial portion of executive compensation to Company performance and provide executive officers with a competitive level of compensation when they achieve their objectives.

To this end, the Compensation Committee establishes specific performance objectives and target cash incentives for the Company’s executive officers each year. The Committee bases actual annual awards on, among other things, each executive officer’s level of achievement against his or her business and operating objectives and the Company’s financial results. Based on the Compensation Committee’s consideration of factors it had previously established to measure and determine whether to award a cash bonus to the Company’s executive officers (other than the Chief Executive Officer) for performance during the 2005 fiscal year, the Committee awarded performance bonuses to the Company’s executive officers, other than the Chief Executive Officer, totaling $503,616. Individual bonus amounts ranged from approximately $45,000 to $68,500. The previously established factors consisted of the Company’s 2005 revenues, gross profits and cash flow, as well as the divisional, departmental and individual performance of each executive officer. The Committee believes that the Company’s annual incentive plan provides executive officers with a team incentive to both enhance the Company’s financial performance and perform at the highest level.

Long-Term Equity Incentives

The Incentive Award Plan, among other things, provides for the granting of restricted stock awards, stock appreciation rights, dividend equivalents, restricted stock unit awards, deferred stock awards, stock payment awards and stock options to our executive officers. The Compensation Committee believes that equity-based awards provide a valuable tool for aligning the interests of management with stockholders and focusing management’s attention on the long-term growth of the Company. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for the continued success of the Company.

Executive officers receive initial grants of restricted stock and stock options when they join the Company and generally on an annual basis thereafter. The Company’s restricted stock awards to executive officers are grants that entitle the holder to shares of common stock subject to certain restrictions which generally lapse over a four year period. The Company awards stock options with an exercise price equal to the market price at the time of grant. These options generally have a term of 10 years and generally are subject to a four-year ratable vesting schedule. We believe the term and vesting schedule of our stock options, and the vesting schedule for our restricted stock awards, provide additional incentive to management to focus on long-term growth and the Company’s stock performance.

In determining the size of equity-based grants, the Committee considers the number of shares available under the Incentive Award Plan, the potential dilutive impact of such grants, the appropriate allocation of such grants based on individual and corporate performance, and the level of grants awarded by its peers.

Chief Executive Officer’s Compensation

For the year ended December 31, 2005, Dr. Chao received an annual base salary of $920,000. Dr. Chao was eligible to receive a cash bonus of up to $1,200,000, of which up to $800,000 would be determined based upon the Company satisfying certain established operating cash flow targets for the 2005 fiscal year and up to $400,000 would be at the discretion of the Compensation Committee. After the Compensation Committee reviewed factors it had previously established to measure and determine whether to award a cash bonus to Dr. Chao for performance during the 2005 fiscal year, the Compensation

Committee determined that Dr. Chao will receive a cash bonus in the amount of $180,000. In 2005, the Compensation Committee granted Dr. Chao 33,333 shares of restricted stock and options to purchase a total of 100,000 shares of Common Stock.

Based on its compensation review and the Compensation Committee’s compensation philosophy, and taking into account the Company’s actual and projected revenues and income, the Compensation Committee has determined that Dr. Chao’s 2006 base annual salary should remain at $920,000. In addition, the Compensation Committee has decided that a formula will be used in determining the cash bonus for Dr. Chao for the 2006 Fiscal Year. Dr. Chao will be eligible to receive a cash bonus of up to $1,200,000. Up to $800,000 will be based upon the Company achieving certain operating cash flow and gross profit targets. The remaining $400,000 will be at the discretion of the Committee, taking into account:

•       success in developing and executing plans acceptable to the Committee for retaining key executives, recruiting key executives as necessary, and further developing a succession plan for key executives;

•       success in continuing to implement the Company’s quality improvement initiatives designed to enhance and improve the Company’s quality systems;

•       success in implementing the Company’s strategic action plan; and

•       such other relevant factors as the Committee, in its sole discretion, shall determine.

The Committee will determine whether and to what extent a bonus will be paid for fiscal year 2006 after the end of 2006.

Policy on Deductibility of Compensation

The Internal Revenue Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations, unless certain performance, disclosure, stockholder approval and other requirements are met. The options granted under the Incentive Award Plan generally comply with these performance-based compensation requirements. The restricted stock awards and the cash bonus programs have not been designed to comply with the performance-based compensation requirements.

The Committee’s policy generally is to qualify incentive awards and equity awards for the performance-based compensation exception to the $1,000,000 deduction limitation. The Committee may from time to time award compensation that is non-deductible when, in the exercise of the Committee’s business judgment, such award would be in the best interests of the Company and its stockholders.

Conclusion

The Compensation Committee will continue to establish base compensation at levels that are competitive with the Peer Group. The Compensation Committee intends for performance compensation to constitute a substantial portion of overall compensation, and for compensation to be linked to the achievement of the Company’s short- and long-term goals as established by the Company. The Compensation Committee intends to create incentives at levels necessary to maintain above-average performance within the Company’s industry.

Submitted on March 24, 2006, by the members of the Compensation Committee of the Board of Directors.

Ronald R. Taylor, Chairman
Catherine M. Klema
Fred G. Weiss

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period from December 31, 2000 through December 31, 2005, with the cumulative total return on the Standard & Poor’s (“S&P”) 500 Index, and the Dow Jones US Pharmaceuticals Index over the same period. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of 5 Year Cumulative Total Return*
among Watson Pharmaceuticals, the S&P 500 Index
and the Dow Jones US Pharmaceuticals Index

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright ©2006, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Comparison of 5 Year Cumulative Total Return
among Watson Pharmaceuticals, the S&P 500 Index
and the Dow Jones US Pharmaceuticals Index

	12/00	12/01	12/02	12/03	12/04	12/05
Watson Pharmaceuticals, Inc. Common Stock	100.00	61.32	55.23	89.87	64.10	63.51
S & P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75
Dow Jones US Pharmaceuticals Index	100.00	83.55	66.53	72.81	66.78	65.68

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The firm of PricewaterhouseCoopers LLP has audited the books and records of the Company since its inception and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit the accounts of the Company for the fiscal year ending December 31, 2006. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The Company has been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

In order to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the affirmative vote of a majority of the stock voting in person or by proxy on this proposal is required. Abstentions, which do not represent voting power, will have no effect on this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee generally has discretionary voting authority, and thus, broker non-votes will not likely result from this proposal. Broker non-votes, if any, will have no effect on this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, in fiscal years 2005 and 2004 were as follows:

Services	2005	2004
Audit Fees	$1,605,929	$1,202,293
Audit-Related Fees	130,400	65,100
Total Audit and Audit-Related Fees	1,736,329	1,267,393
Tax Fees	252,958	367,984
All Other Fees	12,500	8,265
Total Fees	$2,001,787	$1,643,642

Audit Fees

Audit Fees include professional services rendered in connection with the annual audits of our financial statements and internal control over financial reporting, the review of the financial statements included in our Forms 10-Q for the related annual periods and for the Sarbanes-Oxley advisory time. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with SEC registration statements or other documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include the audits of employee benefit plans and accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees

Tax Fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain international acquisitions and other tax advice and tax planning services. Tax Fees in 2005 include services of $121,000 provided for an Internal Revenue Services audit.

All Other Fees

All Other Fees in 2005 include services related to consultations to determine the original cost basis for an investment disposed of and subscription fees for an accounting and auditing research reference tool. All Other Fees in 2004 include internal control evaluation services related to our enterprise resource planning (ERP) system implementation and subscription fees to the accounting and auditing research reference tool. The fees for internal control evaluation services in 2004 were paid by the Company to IBM. IBM engaged PricewaterhouseCoopers LLP to assist in rendering the services and paid this amount to PricewaterhouseCoopers LLP for the services. The Audit Committee approved this engagement and determined that it would not interfere with PricewaterhouseCoopers LLP’s independence. The Company is including this amount paid to IBM within “All Other Fees” to ensure full and accurate disclosure. These services are review and evaluation activities only related to internal controls and do not include design or implementation activities.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2005. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee before engaging PricewaterhouseCoopers LLP for such services.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Board has determined that all members of the Audit Committee meet the independence and experience requirements of the NYSE listing standards and the SEC rules. The Audit Committee reviews its charter annually following the Annual Stockholders’ Meeting or at such other times as deemed appropriate by the Audit Committee.

Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight duties regarding the (i) integrity of the Company’s financial statements; (ii) Company’s compliance with legal and regulatory requirements; (iii) outside auditor’s qualifications and independence; and (iv) performance of the Company’s internal audit function and of its independent auditor.

Additionally, the Audit Committee serves as an independent and objective party to (i) monitor the Company’s financial reporting process and internal control systems, (ii) retain, oversee and monitor the qualifications, independence and performance of the Company’s independent auditor and (iii) provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department and the Board.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during 2005.

In performing its oversight responsibilities in connection with the Company’s 2005 audit, the Audit Committee has:

•       reviewed the Company’s audited consolidated financial statements for fiscal 2005; met with management and the Company’s independent auditor, with and without management present, to review and discuss the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their issuance and to discuss any significant accounting issues;

•       met with the internal and independent auditors, with and without management present, to discuss the evaluations of the Company’s internal controls and the overall quality of the Company’s financial statements;

•       discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

•       received from, and discussed with, the independent auditor the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

•       considered the compatibility of non-audit services with the auditor’s independence.

Based on the Audit Committee’s meetings and discussions with management and the internal and independent auditors, the Audit Committee’s review of the audited consolidated financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the

Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted on March 30, 2006, by the members of the Audit Committee of the Board of Directors.

Fred G. Weiss, Chairman
Catherine M. Klema
Ronald R. Taylor
Andrew L. Turner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Feldman is a member of the law firm of Seyfarth Shaw LLP which, during 2005 provided, and which in the future may from time to time provide, legal services to the Company. The amount received by Seyfarth Shaw LLP for legal services rendered is de minimis.

STOCKHOLDERS’ PROPOSALS FOR THE 2007 ANNUAL MEETING

The Company expects to hold the 2007 Annual Meeting of Stockholders on May 4, 2007. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company’s Secretary at its principal executive offices no later than December 2, 2006 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Company’s Bylaws provide that rather than including a proposal in the Company’s proxy statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2007 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director. Additionally, a stockholder may propose business for consideration at such meeting by delivering written notice to the Secretary of the Company at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, the stockholder must provide written notice to the Secretary of the Company no later than February 23, 2007 and no earlier than February 2, 2007 in order to provide timely notice. Such notice must contain information required in the Company’s Bylaws.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

By Order of the Board of Directors

David A. Buchen,
Secretary
Corona, California
April 3, 2006

APPENDIX A

WATSON PHARMACEUTICALS, INC.
DIRECTOR INDEPENDENCE STANDARDS

It is the policy of the board of directors (the “Board”), of Watson Pharmaceuticals, Inc. (“Watson”), that a majority of the members of the Board (each, a “Director,” and together “Directors”), be independent of Watson and of Watson’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with Watson or any member of the senior management of Watson or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of Watson’s shareholders. In making this determination, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

•       A Director who is, or has been within the last three years, an employee of Watson, or whose immediate family member is, or has been within the last three years an executive officer of Watson, may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a Director from being considered independent following that employment.

•       A Director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Watson, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service), may not be deemed independent. Compensation received (a) by a Director for former service as an interim Chairman or Chief Executive Officer or other executive officer or (b) by an immediate family member for service as a non-executive employee of Watson will not be considered in determining independence under this test.

•       A Director (a) who is, or whose immediate family member is, a current partner of a firm that is Watson’s external auditor; (b) who is a current employee of such a firm; (c) who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or (d) who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Watson’s audit within that time, may not be deemed independent.

•       A Director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Watson’s present executive officers serves or served on that company’s compensation committee, may not be deemed independent.

•       A Director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from, Watson for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of either company’s consolidated gross revenues, may not be deemed independent.

•       A Director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that is indebted to Watson, or to which Watson is indebted, and the total amount of such indebtedness, exceeds the greater of $1 million or 2% of either company’s consolidated gross revenues, may not be deemed independent.

•       A Director who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1,000,000 in a single fiscal year, whichever amount is lower)

A-1

from Watson, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent.

For purposes of these standards, the terms:

•       an “affiliate” of a director or an executive officer means any entity that controls, is controlled by or is under common control with, such director or executive officer;

•       “executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934;

•       “immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation; and

•       any reference to Watson in the foregoing standards shall be deemed to include Watson and all of its subsidiaries.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with Watson and with senior management and their affiliates to enable the Board to evaluate the Director’s independence. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family and, on the other hand, Watson or members of senior management and their affiliates.

A-2

ANNUAL MEETING OF STOCKHOLDERS

686 Anton Boulevard

Costa Mesa, California

May 5, 2006

9:00 a.m. P.D.T.

You May Vote By

The Internet, by Telephone or by Mail

(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

CALL TOLL-FREE

IT’S FAST AND CONVENIENT

1-800-PROXIES

Receive Future Proxy Materials Electronically

If you would like to receive future WATSON PHARMACEUTICALS, INC. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your email address.

WATSON PHARMACEUTICALS, INC.

311 BONNIE CIRCLE

CORONA, CALIFORNIA 92880

PROXY-SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS - May 5, 2006

The undersigned hereby appoints Allen Chao, Ph.D. and David A. Buchen, or either of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 5, 2006, and any adjournments or postponements thereof, with respect to the following as designated on the reverse side.

A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

WATSON PHARMACEUTICALS, INC.

May 5, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
A VOTE “FOR ALL NOMINEES” IS RECOMMENDED BY THE BOARD OF DIRECTORS. 1. Election of the following nominees as Directors:			A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS
		NOMINEES:	2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year.	FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	Jack Michelson			☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ronald R. Taylor Andrew L. Turner
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY’S DIRECTORS  RECOMMEND A VOTE FOR BOTH PROPOSALS. IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR ALL THREE NOMINEES FOR DIRECTOR  AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF  PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE  MEETING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,

administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

WATSON PHARMACEUTICALS, INC.

May 5, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
COMPANY NUMBER

- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 6:00 A.M. P.D.T. ON MAY 5, 2006.

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
A VOTE “FOR ALL NOMINEES” IS RECOMMENDED BY THE BOARD OF DIRECTORS. 1. Election of the following nominees as Directors:			A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS
		NOMINEES:	2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year.	FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	Jack Michelson			☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ronald R. Taylor Andrew L. Turner
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY’S DIRECTORS  RECOMMEND A VOTE FOR BOTH PROPOSALS. IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR ALL THREE NOMINEES FOR DIRECTOR  AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF  PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE  MEETING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,

administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.